UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2006
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Commission file number	Exact name of Registrant as specified in its charter, State of incorporation, Address and Telephone number	IRS Employer Identification No.
1-14766	Energy East Corporation (Incorporated in New York) 52 Farm View Drive New Gloucester, Maine 04260-5116 (207) 688-6300 www.energyeast.com	14-1798693

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Board of Directors of Energy East Corporation (the Company) believes that majority voting is consistent with promoting stockholder democracy and represents a best practice in corporate governance. Therefore, on January 10, 2006 the Board amended the Company's By-Laws to eliminate a provision in By-Law 43 requiring a two-thirds vote of the outstanding stock to amend By-Laws 6, 7, 8 and 10 (addressing advance notice of director nominations; advance notice of business matters to be presented at the annual stockholder meeting; special meetings of stockholders and Board composition/director removal, respectively). The Company's Certificate of Incorporation, however, contains a parallel provision that requires a vote of at least two-thirds of the outstanding shares for approval of amendments to these By-Laws. The Board has therefore agreed to recommend to shareholders an amendment to the Company's Certificate of Incorporation at the 2006 Annual Meeting of Stockholders to eliminate that super-majority provision.

In addition, on January 10, 2006, the Board agreed to recommend to shareholders at the 2006 Annual Meeting of Stockholders, an amendment to the Company's Certificate of Incorporation to eliminate statutory super-majority shareholder voting provisions currently in effect with respect to sales of all or substantially all of the Company's assets, share exchanges and dissolution. Under the New York Business Corporation Law, the Company's Certificate of Incorporation may be amended to specifically provide that such matters shall be approved by the vote of a majority of the outstanding shares entitled to vote thereon rather than the two-thirds vote provided by statute.

The text of the Company's By-Law No. 43, as amended is attached as Exhibit 99-1 to this document. The Company plans to file the By-Laws of the Company as amended January 10, 2006, as an exhibit to its Form 10-K for the fiscal year ended December 31, 2005.

Item 9.01 Financial Statements and Exhibits.

( d ) Exhibits

99-1 Amendment to Energy East Corporation's By-Law No. 43.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: January 10, 2006	ENERGY EAST CORPORATION (Registrant) By /s/Robert D. Kump Robert D. Kump Vice President, Controller and Chief Accounting Officer